Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Premium Income Municipal Fund 2
33-64412, 811-07792



The annual meeting of shareholders was held in the offices of Nuveen Investments on June 30, 2008; at this meeting the shareholders were asked to vote on the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to July 28, 2008 and additionally adjourned to August 29, 2008 and September 30, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the
fundamental policy relating to Municipal
Obligations not more than 20% of Fund
Assets.


   For
          17,552,122
                   5,467
   Against
            1,120,303
                   1,014
   Abstain
               671,386
                      228
   Broker Non-Votes
            6,050,142
                   2,357
      Total
          25,393,953
                   9,066



To approve the elimination of the
fundamental policy relating to tax-exempt
Municipal Obligations.


   For
          17,569,702
                   5,602
   Against
            1,110,346
                      902
   Abstain
               663,763
                      205
   Broker Non-Votes
            6,050,142
                   2,357
      Total
          25,393,953
                   9,066



To approve the elimination of the
fundamental policy relating to rated
portfolio insurance.


   For
          17,476,989
                   5,515
   Against
            1,179,386
                      968
   Abstain
               687,436
                      226
   Broker Non-Votes
            6,050,142
                   2,357
      Total
          25,393,953
                   9,066



To approve the new fundamental policy
relating to tax-exempt securities.


   For
          17,677,608
                   5,675
   Against
            1,003,169
                      809
   Abstain
               663,034
                      225
   Broker Non-Votes
            6,050,142
                   2,357
      Total
          25,393,953
                   9,066

Proxy materials are herein incorporated by reference to the SEC filing on May 16, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 007558.